                                                                    EXHIBIT 23.3

         [Letterhead of Ryder Scott Company]

         As independent petroleum engineers, we hereby consent to the reference in this Amendment on Form 10-K/A of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation and of DEKALB Energy Company, as of January 1, 1995, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253 and 33-53129) and on Form S-8 (Nos. 33-53442, 33-37402, 33-31407,
33-59721 and 33-59723).

                                            Ryder Scott Company
                                            Petroleum Engineers


Houston, Texas
July 26, 1995